     Exhibit 24.1
EDISON INTERNATIONAL
POWER OF ATTORNEY
     The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, J.A. BOUKNIGHT, JR., THOMAS R. MCDANIEL, POLLY L. GAULT, THOMAS M. NOONAN, BARBARA E. MATHEWS, LINDA G. SULLIVAN, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY, KEITH J. LARSON, KATHLEEN BRENNAN DE JESUS, JEFFERY D. DURAN, DARLA F. FORTE, BONITA J. SMITH, MARGA ROSSO, and SARAH C. PEREZ, or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2008, any Current Reports on Form 8-K from time to time during 2008 and through December 11, 2008, or in the event this Board of Directors does not meet on December 11, 2008, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Edison International with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, (the “Act”), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

     Executed at Rosemead, California, as of this 13th day of December, 2007.

EDISON INTERNATIONAL
/s/ JOHN E. BRYSON
JOHN E. BRYSON
Chairman of the Board, President, and Chief Executive Officer

Attest:
/s/ BARBARA E. MATHEWS

BARBARA E. MATHEWS
Vice President, Associate General Counsel,
Chief Governance Officer, and Corporate Secretary

2008 Edison International
10-K, 10-Q, and 8-K Power of Attorney

Principal Executive Officer:

/s/ John E. Bryson

John E. Bryson	Chairman of the Board, President, Chief Executive Officer, and Director

Principal Financial Officer:

/s/ Thomas R. McDaniel

Thomas R. McDaniel	Executive Vice President, Chief Financial Officer, and Treasurer

Controller and Principal Accounting Officer:

/s/ Linda G. Sullivan

Linda G. Sullivan	Vice President and Controller

Additional Directors:

/s/ Vanessa C.L. Chang	Director	/s/ Ronald L. Olson	Director

Vanessa C.L. Chang		Ronald L. Olson

/s/ France A. Córdova	Director	/s/ James M. Rosser	Director

France A. Córdova		James M. Rosser

/s/ Theodore F. Craver, Jr.	Director	/s/ Richard T. Schlosberg, III	Director

Theodore F. Craver, Jr.		Richard T. Schlosberg, III

/s/ Charles B. Curtis	Director	/s/ Robert H. Smith	Director

Charles B. Curtis		Robert H. Smith

/s/ Bradford M. Freeman	Director	/s/ Thomas C. Sutton	Director

Bradford M. Freeman		Thomas C. Sutton

/s/ Luis G. Nogales	Director	/s/ Brett White	Director

Luis G. Nogales		Brett White